EXHIBIT 1

JOINT FILING AGREEMENT

The undersigned hereby agree that the statement on Schedule 13G with respect to the Class A Common Stock, $0.00000125 par value, of EquipmentShare.com Inc, dated as of May 15, 2026, is, and any amendments thereto (including amendments on Schedule 13D) signed by each of the undersigned shall be, filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended.

Anchorage Capital Group, L.L.C.
Signature:	/s/ Kevin M. Ulrich
Name/Title:	Kevin M. Ulrich, Chairman
Date:	05/15/2026

Anchorage Advisors Management, L.L.C.
Signature:	/s/ Kevin M. Ulrich
Name/Title:	Kevin M. Ulrich, Managing Member
Date:	05/15/2026

Kevin M. Ulrich
Signature:	/s/ Kevin M. Ulrich
Name/Title:	Kevin M. Ulrich
Date:	05/15/2026